                                                                     EXHIBIT 11





                 Exhibit 11 - COMPUTATION OF PER SHARE EARNINGS



                                                   WEIGHTED
                                                    AVERAGE
                                               OUTSTANDING SHARES
                                                INCLUDING COMMON
                                               STOCK EQUIVALENTS
                                               ------------------
Fiscal year ended February 28, 1997 .........      3,200,147
Fiscal year ended February 29, 1996 .........      3,195,721
Fiscal year ended February 28, 1995 .........      3,076,801


                                                    WEIGHTED
                                                     AVERAGE
                                                OUTSTANDING SHARES
                                                 OF COMMON STOCK
                                                ------------------
Fiscal year ended February 28, 1997 .........      3,200,140
Fiscal year ended February 29, 1996 .........      3,194,021
Fiscal year ended February 28, 1995 .........      2,815,424



                                                 INCOME (LOSS) FROM
                                                CONTINUING OPERATIONS
                                             --------------------------
                                             TOTAL (000)'S  PER SHARES
                                             -----------    -----------
Fiscal year ended February 28, 1997 ....     $  (8,761)     $   (2.74)
Fiscal year ended February 29, 1996 ....     $  (4,043)     $   (1.27)
Fiscal year ended February 28, 1995 ....     $     819      $    0.27



                                                 NET INCOME (LOSS)
                                               ATTRIBUTABLE TO COMMON
                                                   STOCKHOLDERS
                                            --------------------------
                                            TOTAL (000'S)    PER SHARE
                                            -----------     ----------
Fiscal year ended February 28, 1997 ....     $  (8,761)     $   (2.74)
Fiscal year ended February 29, 1996 ....     $  (3,978)     $   (1.25)
Fiscal year ended February 28, 1995 ....     $     909      $    0.30





Note: Income per share amounts attributable to common stockholders are computed on the basis of the weighted average number of outstanding common shares and common stock equivalents determined by applying the treasury stock method to stock options and warrants outstanding. Loss per share amounts do not include common stock equivalents since that would reduce the net loss per share.